                                                                   EXHIBIT 10.20

*** - Indicates material that has been omitted pursuant to a request for confidential treatment. This material has been filed separately with the Securities and Exchange Commission. Original length of agreement before redaction: 18 pages.


                             CO-BRANDING Agreement

     This Co-Branding Agreement (the "Agreement") is entered into as of March ___, 1999 (the "Effective Date") by and between theglobe.com, Inc., with its principal place of business at 31 West 21st Street, New York, NY 10010 ("theglobe"), and The Boxlot Company, with its principal place of business at 12626 High Bluff Drive, Suite 370, San Diego, CA 92130 ("Boxlot").

1.   DEFINITIONS.

     (a) "Boxlot Banners" means any banner, button, text or similar ads Boxlot provides to theglobe in connection with this Agreement.

     (b) "Boxlot Content" means any content or information (including without limitation any text, music, sound, photographs, video, graphics, data or software), in any medium, provided by Boxlot to theglobe (other than Boxlot Banners), as part of the Service or on the Co-Branded Pages, including any content specified in Exhibit A.

     (c) "Boxlot Marks" means all Boxlot domain names, trademarks, logos, and other graphics reasonably necessary or desirable for theglobe to perform under this Agreement.

     (d) "Boxlot Site" means the Boxlot-branded (i.e., non-co-branded) version of the Service and associated pages.

     (e) "Co-Branded Pages" means all pages of the Service (including, without limitation, any Java screens associated with the Service or emails or other direct communications sent to Users by operation of the Service).

     (f) "Domain Name" means the domain name described in Exhibit A.

     (g) "Launch Date" means the first date on which the Service is made publicly available.

     (h) "Marks" means the Boxlot Marks or theglobe Marks, as applicable.

     (i) "Net Revenues" means all monetary consideration theglobe actually receives for CPM- or CPC-based advertisements and promotions (other than those for its commerce partners) delivered in connection with the Co-Branded Pages, less a sales and administration fee of 15%.

     (j) "Page Templates" means theglobe's standard page layout templates, as revised by theglobe from time to time.

     (k) "Service" means the services described in Exhibit A, as changed over time in accordance with this Agreement, which are co-branded using the Page Templates. The Service also includes any Boxlot-operated back-end administration tools or pages used by theglobe or Boxlot to exchange data in accordance with this Agreement.

     (l) "Shadow Site" means the password-protected site where the Co-Branded Pages are made available for theglobe's review and approval prior to being made publicly available.

     (m) "theglobe Marks" means all theglobe domain names, trademarks, logos, and other graphics reasonably necessary or desirable for Boxlot to perform under this Agreement.

     (n) "theglobe Site" means all pages under the theglobe.com domain.

     (o) "User" means any person who accesses any Co-Branded Page.

2.   DEVELOPMENT AND IMPLEMENTATION.

     2.1 Pre-Launch Deliverables. On or around March 31, 1999, theglobe shall deliver to Boxlot the Page Templates and the other materials specified in Exhibit A.

     2.2 Initial Development. Boxlot shall develop the Co-Branded Pages using the Page Templates and take all other steps required to co-brand the Service in accordance with Exhibit A. In addition, if theglobe is passing any user data to Boxlot, theglobe's standard Automatic Partner Registration procedure shall apply, and Boxlot shall perform the development necessary to use such procedure. The current Automatic Partner Registration procedure is described in Exhibit D. Boxlot shall make the Service implementation available to theglobe on the Shadow Site prior to making it publicly available. Boxlot shall not make the initial Service implementation publicly available without theglobe's prior written approval. Unless otherwise specified, each party shall be responsible for all development, hosting and other costs associated with the pages living on their servers and all emails they send.

     2.3 Changes. theglobe shall have sole control over the Service's look and feel, and Boxlot shall not make any change in the Service's look and feel without theglobe's prior consent. Further, Boxlot shall notify theglobe if Boxlot changes or adds any functionality of the services described in Exhibit A (as modified by Boxlot over time) as implemented on the Boxlot Site. Unless requested by theglobe, Boxlot shall implement such changes or additions to the Service and make such implementation available on the Shadow Site for theglobe's approval within 30 days of their introduction on the Boxlot Site. However, under no circumstances shall Boxlot offer Users any community features (such as email, chat, message boards, or the ability to create home pages) from the Co-Branded Pages without theglobe's consent, and if Boxlot desires to do so, the parties will work together to discuss appropriate implementations. Boxlot shall make available via the Shadow Site all changes to the Service or the Co-Branded Pages completed in this Section 2, and Boxlot shall not implement such changes on the publicly available Service or Co-Branded Pages until it has received theglobe's approval.

     2.4 Service Operation. Boxlot shall host and operate the Service under the Domain Name in accordance with the terms of Exhibit B.

     2.5 Rebranding. If requested by theglobe, Boxlot shall implement on the Co-Branded Pages new versions of the Page Templates if theglobe changes the Page Templates across theglobe Site generally. Further, if requested by theglobe, Boxlot shall create additional branded versions of the Service and Co-Branded Pages branded with the branding of theglobe's distribution partners, which branded versions shall be implemented within 30 days and subject to approval in accordance with this Section 2.

     2.6 Boxlot Content. Boxlot shall provide Boxlot Content to Users via the Co-Branded Pages, except that Boxlot shall deliver to theglobe those elements of Boxlot Content residing on theglobe's servers in accordance with the terms of Exhibit A. Unless otherwise directed by theglobe, the Co-Branded Pages shall include all of the content displayed on the Boxlot Site, and the Boxlot Content shall be updated to keep the Co-Branded Pages in parity with the Boxlot Site. Any nonconformance with the terms of the frequency/quantity columns of Exhibit A shall permit theglobe to terminate immediately if the breach is not cured within 12 hours.

     2.7 Navigation. Boxlot shall not, in conjunction with the Service, use any interstitials, pop-up windows, other intermediate steps or any other technology or content which acts as a barrier to the transition of a User from theglobe Site to the Co-Branded Pages, nor shall Boxlot otherwise frame the Co-Branded Pages or use any other technology which interferes with or affects the page layout of such pages. All Co-Branded Pages shall link back to theglobe Site as specified by theglobe.

     2.8 User Relations. Boxlot shall be responsible for providing all customer support regarding the Service or the Co-Branded Pages, and theglobe may redirect to Boxlot any associated customer support inquiries. Boxlot shall have sole control over the user agreement that governs the Service, and Boxlot shall have the sole responsibility for dealing with breaches of such user agreement. However, if theglobe has an issue with the user agreement or Boxlot's enforcement of it, the parties shall discuss such issues in good faith. Furthermore, Boxlot's privacy policy shall make any disclosures, or obtain any User consent, reasonably requested by theglobe that the parties believe are necessary to make the disclosures about Users back to theglobe required by this Agreement. All Users shall be treated at least as favorable in all respects (including without limitation with respect to pricing, quality of service, and customer support responsiveness) as Boxlot treats users of the Boxlot Site.

     2.9 Database Synchronization. If requested by theglobe and if Boxlot captures relevant information, Boxlot shall use reasonable efforts to cooperate with theglobe to implement ways for theglobe to capture User information to the extent that such information would change the relevant information in theglobe's databases.

     2.10 Promotions. Following the Launch Date, the parties shall conduct the promotions specified in Exhibit A.

3.   ADVERTISING.

     3.1 Ad Sales. theglobe shall have sole control over all advertising and promotion inventory on the Co-Branded Pages. Boxlot shall not introduce any advertising spots or third party branding in conjunction with the Co-Branded Pages or the Service without theglobe's approval. If, after theglobe (or its designee) uses commercially reasonable efforts to sell such inventory, there remains unsold inventory, then theglobe may, in its sole discretion, place house or barter ads in such inventory.

     3.2 Ad Serving. theglobe or its designee shall be solely responsible for serving all advertisements and promotions in connection with the Co-Branded Pages. theglobe shall provide Boxlot with ad serving code, which Boxlot shall implement at its own expense on all Co-Branded Pages. theglobe hereby grants to Boxlot a nonexclusive license to use such code solely to permit theglobe or its designee to serve ads in connection with the Co-Branded Pages. Boxlot shall notify theglobe at least 15 days prior to making any changes that would affect serving ads on the Co-Branded Pages.

     3.3 Boxlot Banners. Boxlot shall deliver to theglobe any Boxlot Banners which are to be run in accordance with this Agreement. Such banners shall comply with theglobe's then-current technical standards. The terms of any insertion order or similar document regarding the Boxlot Banners are expressly rejected, except to the extent that they specify the location, timing or duration of the display of the Boxlot Banners and such terms are accepted by theglobe. Unless mutually agreed otherwise, Boxlot Banners shall link to the Co-Branded Pages. theglobe may request that Boxlot Banners be co-branded with theglobe Marks, in which case the parties shall work together to develop a mutually acceptable implementation. theglobe may approve or reject any Boxlot Banner in its sole discretion. theglobe shall use commercially reasonable efforts not to run banners on the Co-Branded Pages for the companies enumerated on Exhibit C. Boxlot may update Exhibit C from time to time during the term; however: (a) Boxlot may not add any site or company to Exhibit C which is not reasonably considered to be in the online auctions business, and (b) if Boxlot adds any new sites or companies to Exhibit C, theglobe shall be entitled to complete any contractual obligations pursuant to contracts in place with such sites or companies at the time of addition.

4.   LICENSES AND STANDARDS.

     4.1 Content. Boxlot hereby grants to theglobe a non-exclusive, worldwide license to use, reproduce, create derivative works of (only as necessary to build pages in a manner consistent with this Agreement), publicly display, publicly perform and digitally perform Boxlot Banners, and those elements of the Boxlot Content served from theglobe's servers (as denoted in Exhibit A), on theglobe Site or otherwise as reasonably appropriate to advertise and promote the Service and the Co-Branded Pages. Subject to the approval process in
Section 2, theglobe hereby grants to Boxlot a non-exclusive, worldwide license to use, reproduce, create derivative works of (only as necessary to build Co-Branded Pages), publicly display, publicly perform and digitally perform the Page Templates on Co-Branded Pages.

     4.2 Trademarks. Boxlot hereby grants to theglobe a non-exclusive license to use the Boxlot Marks (including the Domain Name if applicable) to advertise and promote the Service.

theglobe hereby grants to Boxlot a non-exclusive license to use theglobe Marks (including the Domain Name if applicable) on the Co-Branded Pages.

     4.3 Trademark Restrictions. The Mark owner may terminate the foregoing trademark license if, in its reasonable discretion, the licensee's use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks or the associated goodwill and such problem is not cured within 10 days of notice of breach; alternatively, instead of terminating the license in total, the owner may specify that certain licensee uses may not contain the Marks. Title to and ownership of the owner's Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies. The licensee shall not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks shall automatically vest in the owner. The licensee shall not form any combination marks with the other party's Marks other than the Domain Name (if applicable). If the Domain Name is deemed a combination mark, neither party shall use the Domain Name for any purpose except as expressly provided herein or attempt to register the Domain Name, and the parties will jointly cooperate on any enforcement action of infringement of the Domain Name.

     4.4 Ownership. As between theglobe and Boxlot: (a) theglobe and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the Page Templates, and (b) Boxlot and its suppliers retain all rights, title and interest in and to all intellectual property rights embodied in or associated with the Boxlot Content, Boxlot Banners and Boxlot Marks. There are no implied licenses under this Agreement, and any rights not expressly granted to a licensee hereunder are reserved by the licensor or its suppliers. Neither party shall exceed the scope of the licenses granted hereunder.

     4.5 Standards. Boxlot shall not provide Boxlot Banners or Boxlot Content, and theglobe shall not provide to Boxlot any Page Templates, that: (a) infringe any third party's intellectual property right or right of publicity or privacy;
(b) violate any law or regulation; (c) are defamatory, obscene, harmful to minors or child pornographic; (d) contain any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (e) are materially false, inaccurate or misleading.

5.  USER DATA.

     5.1 Rights/Restrictions. Except as specified in this section, each party may freely use and disclose any information (both individual and aggregated) about Users ("User Data"). Neither party shall disclose any User Data in any manner that permits the User Data to be associated with the other party or permits the targeting of Users on the basis of their status as Users (in theglobe's case) or theglobe users (in Boxlot's case), nor shall a party use the User Data to target Users on the basis of their status as Users (in theglobe's case) or theglobe users (in Boxlot's case). However, either party may disclose User Data if it is aggregated (in a non-associatable way) with data from multiple online properties. Each party shall use and disclose User Data only in accordance with the privacy policy under which it was collected.

     5.2 Delivery to theglobe. Boxlot shall deliver to theglobe all information about Users who register with Boxlot on the Co-Branded Pages that Boxlot collects from its registration process. Such information shall be delivered weekly in an electronic format specified by theglobe using a process reasonably specified by theglobe.

6.   PAYMENT TERMS.

     6.1 Payments. The parties shall make the payments described in Exhibit A. Overdue payments shall accrue interest, at the lesser of 1 1/2% per month or the maximum allowable interest under applicable law, from due date until paid, and the owing party shall pay the owed party's costs of collection (including reasonable attorneys' fees).

     6.2 Taxes. All fees and payments stated herein exclude, and the party making payment shall pay, any sales, use or other tax related to the parties' performance of their obligations or exercise of their rights under this Agreement, exclusive of taxes based on the receiving party's net income.

     6.3 Audit Rights. A party obligated to make payments hereunder shall keep for 3 years proper records and books of account relating to the computation of such payments. Once every 12 months, the party receiving payment or its designee may inspect such records to verify reports. Any such inspection will be conducted in a manner that does not unreasonably interfere with the inspected party's business activities. The inspected party shall immediately make any overdue payments disclosed by the audit plus applicable interest. Such inspection shall be at the inspecting party's expense; however, if the audit reveals overdue payments in excess of 5% of the payments owed to date, the inspected party shall immediately pay the cost of such audit, and the inspecting party may conduct another audit during the same 12 month period.

7.  REPORTS.

     7.1 By theglobe. Within 30 days following the end of each month, theglobe shall provide Boxlot with its standard reports regarding theglobe's promotions hereunder and reports on the computation of Net Revenues.

     7.2 By Boxlot. In addition to any other reports specified herein, Boxlot shall provide to theglobe the following reports: (a) daily usage reports regarding the Co-Branded Pages describing the number of page impressions, number of Users and such other information as Boxlot generally provides to its other similar partners, (b) weekly demographic reports regarding the Service containing summary information regarding user demographic profiles, and (c) if applicable, within 30 days following the end of each month, reports regarding the computation of the fees it owes under Section 6.

     In addition to the foregoing, as soon as commercially reasonable (but in no event later than 6 months following the Launch Date), Boxlot (with assistance as necessary from theglobe) shall deliver reports to theglobe about individual registered Users on the Co-Branded Pages when the User bids on an item, purchases an item, lists an item for sale and successfully sells an item. The report shall be broken down into at least the following categories: the User's unique UserID number assigned by theglobe, the action being logged (bid, purchase, list, sale), the date and time of the event, and the topic/category in which the event occurred. Such reports shall be provided to theglobe on at least a monthly basis in an electronic format that is easily decoded in an automated manner for import into theglobe's statistics database, and the file shall be a <TAB> delimited text file with each line corresponding to an event and including the information outlined above.

8.   TERM AND TERMINATION.

     8.1 Term. This Agreement will become effective on the Effective Date and will continue in effect for 2 years following the Launch Date.

     8.2 Termination for Failure to Perform. By providing written notice, a party may immediately terminate this Agreement: (a) if the other party materially breaches this Agreement and fails to cure that breach within 15 days after receiving written notice of the breach, or (b) as provided in Sections 2.6 or 12.7 or Exhibit B. In addition, by providing written notice, theglobe may immediately terminate this Agreement, or at its option immediately suspend its promotion and other efforts hereunder, in the case of Boxlot's breach of Section 12.1.

     8.3 Termination for Change of Control. By providing written notice, theglobe may terminate this Agreement in its sole discretion if one of the following companies (or their subsidiaries) does an "Ownership Change Event":
Lycos, Yahoo (including GeoCities, which shall be included even if their proposed merger does not occur), Xoom, Fortune City, Excite, Go Network (including Disney and Infoseek), Snap! (including NBC) and AOL. An "Ownership Change Event" means: (x) the acquisition of 50% or more of Boxlot's equity or voting interests; (y) a merger or consolidation of Boxlot; or (z) the sale, exchange or transfer of all or substantially all of Boxlot's assets related to the Service.

     8.4 Termination for Changes. By providing written notice, theglobe may terminate this Agreement in its sole discretion if: (a) Boxlot's business model changes such that the Service is no longer Boxlot's primary line of business, or
(b) at the one year anniversary of the Launch Date, the Service is significantly inferior to the comparable services being offered by the market leaders in the person to person auction space.

     8.5 Termination for Failure to Grow. By providing written notice, Boxlot may immediately terminate this Agreement if theglobe's registered user base has not increased by *** users by the 1 year anniversary of the Effective Date.

     8.6 Effects of Termination. Upon expiration or termination, all licenses granted hereunder shall terminate unless such licenses are expressly stated as surviving. Boxlot shall promptly remove all theglobe Marks and Page Templates from its servers, and theglobe shall promptly remove all Boxlot Marks, Boxlot Banners and Boxlot Content from its servers. Sections 1, 4.4, 5.1, 6.2, 6.3, 8.6, 9, 10, 11 and 12.2 to 12.9, and any obligation to pay any owed but unpaid amounts, shall survive any expiration or termination.

     In addition, Boxlot acknowledges that the placement fees set forth in Exhibit A were intended to be *** in year 1 and *** in year 2, even though theglobe has agreed to extend credit terms to Boxlot by allowing Boxlot to pay over time. Thus, in the event that this Agreement terminates under Section 8.2 due to Boxlot's failure to perform (excluding the cross-reference to Section 12.7) prior to the end of the applicable year, Boxlot shall immediately pay to theglobe the amount necessary to pay the total year's placement fee for that year. Boxlot waives any right to assert that the foregoing fee is a liquidated damage or a penalty.

9. NO WARRANTIES. EACH PARTY PROVIDES ALL MATERIALS AND SERVICES TO THE OTHER PARTY "AS IS." EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein. Unless an approval process is specified herein, all deliverables provided by one party to the other shall be deemed accepted (for purposes of the UCC) when delivered.

10. INDEMNITY. Each party (the "Indemnifying Party") shall indemnify the other party (the "Indemnified Party") against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which the Indemnified Party may incur as a result of claims in any form by third parties arising from: (x) the Indemnifying Party's acts, omissions or misrepresentations to the extent that the Indemnifying Party is deemed an agent of the Indemnified Party, or (y) the Indemnifying Party's breach of its privacy policy. In addition, theglobe shall indemnify Boxlot against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which Boxlot may incur as a result of claims in any form by third parties arising from the Page Templates or theglobe Marks. In addition, Boxlot shall indemnify theglobe against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, which theglobe may incur as a result of claims in any form by third parties arising from Boxlot Banners, Boxlot Content, Boxlot Marks, the Service (excluding the Page Templates or theglobe Marks) or Boxlot's breach of Section 12.1. The foregoing obligations are conditioned on the Indemnified Party: (i) giving the Indemnifying Party notice of the relevant claim, (ii) cooperating with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) giving the Indemnifying Party the right to control the defense and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have the right to participate in the defense at its expense.

11. LIABILITY LIMITS. NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (HOWEVER ARISING, INCLUDING NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTIES ARE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IN THE EVENT OF A CLAIM UNDER SECTION 10 OR FAILURE TO PAY UNDER SECTION 6, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE

OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNT BOXLOT ACTUALLY PAYS TO THEGLOBE HEREUNDER.

12.  GENERAL.

     12.1 Compliance with Laws. At its own expense, Boxlot shall comply with all applicable laws and regulations regarding providing and operating the Service. Without limiting the foregoing, Boxlot shall (a) obtain all governmental approval, permits and licenses, and make all governmental filings and registrations, necessary for the marketing and performance of the Service in every United States jurisdiction, (b) ensure that theglobe is not required to obtain any governmental approval, permits or licenses as a result of this Agreement, theglobe's performance hereunder or any payments made to theglobe hereunder, and (c) promptly resolve any assertions that the Service is illegal or violating a protected third party interest.

     12.2 Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles. Both parties submit to personal jurisdiction in New York and further agree that any cause of action arising under this Agreement shall be brought in a court in New York City, NY.

     12.3 Publicity. Prior to the release of any press releases or other similar promotional materials related to this Agreement, the releasing party shall submit a written request for approval to the other party with a copy of the materials to be released, which request shall be made no less than 3 business days prior to the requested release date. A party shall not unreasonably withhold or delay the granting of its approval of such materials. The parties shall issue the first press release jointly.

     12.4 Independent Contractors. The parties are independent contractors, and no agency, partnership, franchise, joint venture or employment relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

     12.5 Assignment. Neither party may assign its rights or delegate its duties hereunder (except to an affiliated company, or to a successor in interest in the event of a merger, sale of assets of the business to which this Agreement is related, or consolidation) without the other party's prior written consent, and any purported attempt to do so is null and void.

     12.6 Severability; Headings. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

     12.7 Force Majeure. Except as otherwise provided, if performance hereunder (other than payment) is interfered with by any condition beyond a party's reasonable control, the affected party, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such condition. However, if a force majeure detrimentally affects a party's performance of a material covenant hereunder for 14 days or more, the other party can terminate this Agreement. Each party acknowledges that website operations may be affected by numerous factors outside of a party's control. In the case of Boxlot's performance, a Boxlot force majeure includes theglobe's failure to perform its obligations described in this Agreement or an outage that affects the entire Internet in the United States; however, in no event shall a failure of any Boxlot supplier or vendor be deemed a Boxlot force majeure.

     12.8 Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, overnight courier, confirmed facsimile, confirmed email, or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, 1 day after deposit with an overnight courier, 5 days after deposit in the mail, or upon confirmation of receipt of facsimile or email. Notices will be sent to a party at its address set forth above or such other address as that party may specify in writing pursuant to this Section.

     12.9 Entire Agreement; Waiver. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of the Agreement. This Agreement may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     12.10 Equity Stake. Boxlot shall grant to theglobe, pursuant to industry-standard terms negotiated between the parties in good faith, immediately vested options to purchase shares of common stock equal to up to 4% of Boxlot's fully diluted capital stock (in accordance with the chart below). Theglobe shall be restricted from exercising such options until the first anniversary of the Effective Date, and such options shall have a five-year term. Each such option shall have an exercise price equal to the lesser of (1) the price at which Boxlot's common stock is sold to the public in an initial public offering or (2) $6 per share; each of the foregoing as may be adjusted for any stock splits, combinations or re-organizations affecting Boxlot's capital stock. Boxlot shall grant to theglobe registration rights for such options and any shares of common stock issued or issuable upon the exercise of such options (including without limitation, two demand registration rights and unlimited piggyback registration rights) on Form S-1, Form S-3 or such other form as may be applicable pursuant to the Securities Act of 1933 as amended.

------------------------------------------------------------------------------------------------------------------
   Number of aggregate unique users, as measured by         Aggregate percent of Boxlot's equity subject to the
   unique IP addresses, in a month who visit a page               options upon achieving such level once
              under the Domain Name
------------------------------------------------------------------------------------------------------------------
500,000                                                     1%
------------------------------------------------------------------------------------------------------------------
1,000,000                                                   2%
------------------------------------------------------------------------------------------------------------------
1,500,000                                                   3%
------------------------------------------------------------------------------------------------------------------
1,750,000                                                   3.5%
------------------------------------------------------------------------------------------------------------------
2,000,000                                                   4%
------------------------------------------------------------------------------------------------------------------

THEGLOBE.COM, INC.:                 THE BOXLOT COMPANY:


By: /s/ Dean Daniels                By:  /s/ Frederick Cary

Name: Dean Daniels                  Name:  Frederick Cary

Title: COO                          Title:  CEO

                                   EXHIBIT A
                                 BUSINESS TERMS


Description of the Service: person-to-person auctions

Description of Boxlot Content:

***

Domain Name for the Co-Branded Pages: auctions.theglobe.com

theglobe's Promotions. In positions determined by theglobe in its sole discretion, theglobe shall:

 .   list "Classifieds/Auctions" in the tools category of the left hand nav bar
 .   list auctions in relevant theme areas
 .   list auctions in myglobe [Note: this will be done when commercially reasonable to do so some time after the Launch Date]
 .   list auctions in shop.theglobe.com

theglobe may provide substitute placement if theglobe changes or reorganizes its site or navigation/directory structure. theglobe shall provide a minimum of *** impressions per month of promotion for auctions on the Co-Branded Pages (including without limitation any of the foregoing). theglobe's sole and exclusive obligation for failing to deliver the minimum number of impressions shall be to continue performing the promotion until it delivers the total number of required impressions.

Boxlot's Promotions. theglobe may place up to 100 listings a month on the Boxlot Site (and all co-branded versions thereof) promoting products being sold by theglobe or its affiliates without having to pay any listing fee, closing value fee, transaction fee or other fee.

theglobe Pre-Launch Deliverables: In addition to developing the Page Templates, theglobe shall provide to Boxlot a media and promotional plan and a plan for doing the production/design services related to the Service's integration into theglobe Site.

PAYMENTS

 .     ***

 .     Placement Fee.  The following schedule of payments apply:

------------------------------------------------------------------------------------------------------------------
                    Time of Payment                                          Amount of Payment
------------------------------------------------------------------------------------------------------------------
Execution                                                    ***
------------------------------------------------------------------------------------------------------------------
Launch Date                                                  ***
------------------------------------------------------------------------------------------------------------------
1st monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
2nd monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------

3rd monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
4th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
5th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
6th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
7th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
8th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
9th monthly anniversary of Launch Date                       ***
------------------------------------------------------------------------------------------------------------------
10th monthly anniversary of Launch Date                      ***
------------------------------------------------------------------------------------------------------------------
11th monthly anniversary of Launch Date                      ***
------------------------------------------------------------------------------------------------------------------
Each monthly anniversary thereafter (excluding the           ***
final monthly anniversary (e.g., the last day of the
contract))
------------------------------------------------------------------------------------------------------------------

 .    Ad Split.  theglobe shall pay Boxlot *** of Net Revenues.

 .    Transactional Revenue. Boxlot shall retain *** of the transaction revenues it generates from operation of the Service.

                                   EXHIBIT B
                             PERFORMANCE STANDARDS

A. Service Availability. The Service generally shall be publicly available to Users a minimum of 95% of the time during any 7 day period and 98% of the time during any 30 day period, excluding "Maintenance." Maintenance is defined as scheduled Service outages for Service maintenance or upgrades of which theglobe is notified at least 48 hours in advance, so long as such outages are scheduled for low-usage time periods and do not exceed a total of 20 hours in any 30 day period.

B. Response Time. The mean response time for server response to access the Service shall not exceed more than 6 seconds during any 1 hour period.

C. Bandwidth. Throughout the term, Boxlot shall have an agreement in place with its Internet connectivity provider which requires such provider to automatically increase bandwidth capacity if such capacity exceeds 25% utilization.

D. Security. Boxlot shall prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the Service. In addition, Boxlot shall immediately notify theglobe of any known security breaches or holes in the Service or Co-Branded Pages.

E. Error Correction. Boxlot shall resolve any errors with the Service (including without limitation any Javascripts or ActiveX controls used in connection with such pages) that cause such services not to be able to perform one or more major functions within 24 hours of the earlier of its discovery of the error or theglobe's notice of the error. Boxlot shall resolve all other errors with such services within 7 days of the earlier of its discovery of the error or theglobe's notice of the error.

F. Browser Compatibility. The Service shall initially be compatible with Netscape Navigator 3.X and 4.X and Microsoft Internet Explorer 3.X and 4.X. theglobe may unilaterally add additional browsers or versions that the Service must be compatible with, effective after 30 days advance written notice, if theglobe certifies that such additional browsers or versions are used by more than 5% of its Users. Users shall not require any plug-ins in order to access any Service functionality.

G. Data Authentication. Boxlot shall use commercially reasonable efforts, no less than industry-standard, to authenticate the origin of all information provided by theglobe as having come from theglobe.

H. Customer Support. Boxlot shall auto-respond to all customer and technical support inquiries within 10 minutes of the receipt of inquiry. Boxlot shall manually respond to all such inquiries within 24 hours. Boxlot shall resolve all such inquiries within 72 hours or shall notify theglobe that it cannot do so, in which case theglobe at its sole discretion may intervene to assist in resolving the inquiry.

I. Remedies. In addition to other applicable remedies, theglobe may immediately terminate this Agreement without a further cure period if: (a) any breach of this Exhibit lasts 2 consecutive specified time periods, or if no time period for measurement is specified, 10 days, or (b) the same provision is breached on two separate occasions (even if the first was cured).

                                   EXHIBIT C
                             BOXLOT COMPETITIVE SET


aciauction
Auction 123
Auction Net Online
Auction Network
Auction Online
Auction Sales Online
Auction Universe
Auction USA
Auction Warehouse
Auction World
AuctionAddict
AuctionFloor
AuctionGate
AuctionInc.
AuctionLine
AuctionPC
AuctionPort-Interactive Online Auctions
Auctionsamerica
Auctionware Technologies
AuctionWorks
AuctionX
Autographs...and more!
B2BAuction
BargainsUSA
Bid on Collectibles
Bid Online
Bid4it
BidAway Web Auctions
Biddernet
Bidders Paradise
BidderSuite
bidnask.com
Bidnow
Boekhout's Collectibles Mall
Buck Auction
Butterfield & Butterfield
Central Missouri Internet Auction
Christie's
CityAuction
Classifieds Live
CoinTrade Online
CommPublic Online
Consultants Research Institute
CSL Associates Online Auction for Pearls
Dan's Online Auction
DealDeal
Deep Discount Network
Digitalauction
eBay

Electronic Auction
Encore E-Z Auction
FairAuction
FinalBid Internet Auction Service
First Auction
FocalPoint Online Photo Auction
Foryourneeds
Fun Time Auction
G.B. Tate & Sons Online Auction
GEMS AUCTION
Gifts and More Online Auction
Glenn Johnson Coins
Going Going Sold
Going Once
Going, Going...Sold!
Golden Age Antiques and Collectibles
Golf Auction
GolfClubExchange
GolfWeb GolfAuction
Haggle Online
Hobby Markets Online
Human Digital Auction
Infinite Auction
Insight Corp Auction
Interactive Auction Online
interAUCTION Services
Intermodal Equipment Exchange
International Electronic Auction
Internet Auction House
Internet Liquidators Int
IWA Auction House
John Morelli Auctioneers
Keybuy Auction House
Klik-Klok Dutch Auction
Labx
Lightningauctions
Magnolia Auction
Metric Equipment Sales
ML Coins
Motherlode Gold Auction
Nab-it
National Auction Properties, Inc.
Nationwide Dealer Exchange
Netauction
Netauctions
NetMarket
Nettworth
NonProfitAuction
Northerbys Online Auctions
Numisma Online Coin Auctions
Numismatists Online Coin Auctions
Old Auction Barn
OneWebPlace
Online Auction Services

OnLine Exchange
ONSALE Interactive Marketplace
Paulus Swaen Internet Auction
PC Buyer
Philatelists Online
Prizefight
ProAuctions
RacerX
Remington York Online Auction
Rotman Collectibles
Sandafayre
Sandy's Super Auction
Save the Earth Foundation ArtRock Auction
Scala-Mathis Auctions, Inc.
SCC Exchange
Southeast Auction Company
Sotheby's
Sportsauctionsusa
Steal-a-Record Auction
Super Auction
Superior Coin & Stamp Auction Galleries
SurplusAuction
Teletrade
The Auction Block
The Auction Store
The Sell And Trade Internet Marketplace
TIME MACHINE....Silent Watch Auction
u-Auction-it
uBid
Universe Auctions
University of Michigan AuctionBot
Up4Sale
USAuctions
USCents
VintageUSA Direct Auction
WebAuction
Wild Auction
World Wide Auctions
Yahoo Auction
ZAuction
1st Sporting Equipment Auction
3WAuction

                                   EXHIBIT D
                         AUTOMATIC PARTNER REGISTRATION


To maintain a consistent user experience, any theglobe member should not need to separately log in to the Service or the Co-Branded Pages. The only login or registration that should be required to access the Service or the Co-Branded Pages is theglobe Site's login or registration. Because Boxlot hosts the Service and the Co-Branded Pages, theglobe will pass to Boxlot information about each User accessing the Service or the Co-Branded Pages as described below:

 .    Accounts will be created for each User via a one-time "welcome" page
     (hosted by theglobe) when the User tries to access the portion of the Service requiring such registration for the first time.

 .    The "welcome" page will include registration fields for any information about the User needed to use the Service but not currently in theglobe's database.

 .    The "welcome" page will include a "Privacy Policy" informing the User that their data is being passed to a third party (Boxlot) in order to use the Services.

 .    Any additional required User information is collected and entered into theglobe's database. Then, the required User information is sent to Boxlot all at once to create the new account. theglobe will include the User's "username" and "UserID#" in the data passed to Boxlot.

Additional notes on account creation:

 .    The User will only see the "Welcome" page until they consent to the privacy policy and enter any required information. This page will not appear after the User completes the initial account creation process.

 .    Account information stored on Boxlot's servers in connection to the Service will need to be kept in parity with theglobe. To do so, the parties shall work together to implement a mechanism for updating information on Boxlot's servers when User information changes on theglobe Site.

 .    The technology used to pass the data to Boxlot for account creation and ongoing account updates will be determined jointly by Boxlot and theglobe.

 .    The UserID# theglobe passes to Boxlot during account creation will be stored by Boxlot in association with each User. This UserID# is necessary to link individual user reporting and individual account updates between Boxlot and theglobe on an ongoing basis.